ARTICLES OF INCORPORATION
                                       OF
                                  ORANCO, INC.


     For the purpose of forming this corporation under the laws of the State of Nevada, the undersigned incorporators hereby state:

                                  ARTICLE FIRST

                                      Name
                                      ----

     The  name  of  the  corporation  is:

                                  Oranco, Inc.


                                 ARTICLE SECOND

                              Purpose and Duration
                              --------------------

     The  purpose  for  which  the  corporation  is  formed  are:

     (a) To engage in any lawful business activity from time to time authorized by the board of directors of this corporation;
     (b)     To act as principal, agent, partner or joint    venturer or  in
             any  other  legal  capacity  in  any  transaction;
     (c)     To  do  business  anywhere  in  the  world;  and
     (d)     To  have and exercise all rights and powers from   time to  time
             granted  to  a  corporation  by  law.

     The above purpose clauses shall not be limited by reference to or inference from one another, but each purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

          The  duration  of  this  corporation  shall  be  perpetual.

                                  ARTICLE THIRD

                                    Location
                                    --------

The county in the State of Nevada where the principal office for the transaction of the business of the corporation is located is the County of Clark, and the address of the principal office is: 3890 South Swenson, Suite 100, Las Vegas, Nevada 89109.

                                 ARTICLE FOURTH

                                    Directors
                                    ---------

     The number of directors of the corporation is three until changed by an amendment of these Articles of incorporation or a by-law duly adopted by the shareholders of the corporation.

                                  ARTICLE FIFTH

                   Names of First Directors and Incorporators
                   ------------------------------------------

     The names and addresses of the persons who are appointed to act as first directors of the corporation, who are also the incorporators, are:

Joseph  R.  Laird,  Jr.
3890  South  Swenson,  Suite  100
Las  Vegas,  Nevada  89109

Kenneth  J.  Fisher
3890  South  Swenson,  Suite  100
Las  Vegas,  Nevada  89109

Patricia  J.  Laird
3890  South  Swenson,  Suite  100
Las  Vegas,  Nevada  89109


                                  ARTICLE SIXTH

                                      Stock
                                      -----

     The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

     The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares. The aggregate par value of all of said shares is $25,000.00, and the par value of each such share is $0.25.

     IN WITNESS WHEREOF, the undersigned incorporators, who are also the first directors of the corporation, have executed these Articles of Incorporation on June 7, 1977.



                                   /s/  Joseph  R.  Laird,  Jr.
                                   ----------------------------
                                       Joseph  R.  Laird,  Jr.


                                   /s/  Kenneth  J.  Fisher
                                   ------------------------
                                        Kenneth  J.  Fisher



                                   /s/  Patricia  J.  Laird
                                   ------------------------
                                        Patricia  J.  Laird

STATE  OF  CALIFORNIA          )
                               )   SS.
COUNTY  OF  LOS  ANGELES       )

     On this 7th day of June, 1977, before me, the undersigned, a Notary Public in and for the said County and State, residing therein, duly commissioned and sworn, personally appeared Joseph R. Laird, Jr., Kenneth J. Fisher and Patricia
J. Laird, known to me to be the persons whose names are subscribed to the within Articles of Incorporation, and acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


Notary  Seal                    /s/  K.  Edward  Smith
                                ----------------------
                                    Notary  Public

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                 OF ORANCO, INC.

We the undersigned, John Riche, President, Vicki Riche, Treasurer, and Deborah Schreib, Secretary of Oranco, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 10th day of June, 1997 adopted a resolution to amend the original articles as follows:

ARTICLE  IV  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                 ARTICLE FOURTH
                                    DIRECTORS
                                    ---------

        The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                 ARTICLE FOURTH
                                    DIRECTORS
                                    ---------

          The Directors are hereby granted the authority to do any act on behalf Of the Corporation as may be allowed by law. Any action taken in good faith, Shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Directors may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

          The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

ARTICLE  VI  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                  ARTICLE SIXTH
                                      STOCK
                                      -----

     The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

     The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares. The aggregate par value of all of said shares is $25,000.00, and the par value of each share is $.025.

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                   ARTICLE VI
                            AUTHORIZED CAPITAL STOCK
                            ------------------------

     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                  THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                  ---------------------------------------------

                                   ARTICLE VII
                                COMMON DIRECTORS

          As  provided  by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.


                                  ARTICLE VIII
                       LIABILITY OF DIRECTORS AND OFFICERS

          No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholders for monetary damage for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in Reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

                                   ARTICLE IX
             ELECTION REGARDING NRS 78.378-78.3793 AND 78.411-78.444

     This  Corporation  shall NOT be governed by nor shall the provisions of NRS
78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Articles may only be amended by a majority vote of not less that 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set forth in this Article only applies to any attempted amendment to this Article.


The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 99,000; that the said change(s)
                                                 ------
and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                   /s/  John  Riche
                                   _____________________________
                                   John  Riche
                                   President



                                   /s/  Vicki  Riche
                                   _____________________________
                                   Vicki  Riche
                                   Treasurer



                                   /s/  Deborah  Schreib
                                   _____________________________
                                   Deborah  Schreib
                                   Secretary


State  of  Utah
County  of  Salt  Lake

On June 10, 1997, personally appeared before me, a Notary Public, John Riche, Vicki Riche and Deborah Schreib who acknowledged that they executed the above instrument.

                                   /s/  Jackie  Long
          NOTARY  SEAL       _____________________________
                                   Notary  Public